Exhibit 3.2

INCORPORATION AGREEMENT

We propose to form a company under the Business Corporations Act (BC) under the name of

NOVA ATHENA GOLD CORP.              (the “Company”)

We agree to take the number of shares in the Company set opposite our names:

NAME OF INCORPORATOR	SIGNATURE OF INCORPORATOR	NUMBER OF SHARES	DATE OF SIGNING YYYY / MM / DD
ATHENA GOLD CORPORATION	ATHENA GOLD CORPORATION By: ____________________ John C. Power Chief Executive Officer	173,723,633 common shares	2024/09/24
173,723,633 common shares